Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-172178, No. 333-249518 and No. 333-275096 on Form S-8 of our reports dated June 16, 2025, relating to the financial statements of TAL Education Group and the effectiveness of TAL Education Group’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended February 28, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

June 16, 2025